Williams Controls Reports Second Quarter 2007 Results

PORTLAND, OR -- 05/11/2007 -- Williams Controls, Inc. (the "Company") (NASDAQ: WMCO) today announced financial results for its 2007 second quarter ended March 31, 2007.

Sales for the quarter were $18,309,000, down 2.6% from sales of $18,796,000 reported in the second quarter last year. Sales for the six months ended March 31, 2007 increased $1,823,000, or 5.2%, to $36,751,000 from $34,928,000 for the comparable period last year. The Company reported net income in the second quarter of fiscal 2007 of $2,054,000, or $0.27 per diluted share, compared to net income of $2,438,000, or $0.32 per diluted share, for the corresponding quarter in fiscal 2006. Net income for the six months ended March 31, 2007 was $4,597,000, or $0.60 per diluted share, compared to net income of $3,965,000, or $0.52 per diluted share, for the six months ended March 31, 2006.

Sales volumes during the second quarter of fiscal 2007 decreased in North America and Asia, while increasing in Europe; however, for the first six months sales were up in all geographic areas. Second quarter sales volumes to our North American customers were down 6% from last year and are the early indications of the anticipated decline in truck volumes for 2007. Sales to our European customers were up 18% during the quarter and 22% for the first six months, due to higher volumes and new product introductions in mid fiscal 2006. Timing of sales to a specific Asian customer during the second quarter caused a sales decrease in Asia but does not represent a structural change in the market or our relationship. For the first six months sales in Asia are up 12% over last year.

Operating income decreased to $3,086,000 in the second quarter of fiscal 2007 from $3,905,000 in the second quarter of fiscal 2006. The decrease is mostly due to a combination of 2.6% lower sales volumes and settlement of old outstanding warranty claims. Operating income for the first six months of fiscal 2007 remained constant with operating income in the comparable period of fiscal 2006. Operating income included the benefits of higher sales volumes and lower costs from re-sourcing and sensor integration, offset by the negative impacts of an increase in warranty liability in the current period compared to a warranty liability reduction in the prior year period. Expenses associated with the realignment of operations were $257,000 and $433,000, respectively, for the second quarter and six months ended March 31, 2007, compared to expenses of $65,000 and $124,000, respectively, for the comparable periods in fiscal 2006.

Interest expense continues to decline in line with our reduction in debt. In the first six months of 2007, cash from operations was used to reduce our bank debt approximately $2.5 million to $6.1 million at March 31, 2007. During the second quarter and six months ended March 31, 2007, the Company recognized $251,000 and $840,000 in other income, respectively, related to the reversal of old accounts payable from which it had been judicially released. During the corresponding periods in fiscal 2006, the Company recognized gains of $164,000 and $178,000, respectively, related to the reversal of old accounts payable balances.

"We continue to make progress on our long term goals despite a drop off in our earnings this quarter. During the quarter and for the first six months, we continued to see the benefits of our new international and off road programs," said Patrick W. Cavanagh, Williams Controls' President and Chief Executive Officer. He continued, "We also continue to make excellent progress on the realignment of our operations and the outsourcing of specific internal processes." He concluded, "While the effects of the much anticipated down-turn in the North American truck market will have an impact on us for the remainder of the year, growth in other markets and operating improvements will help to mitigate those effects."

Williams will hold an investor conference call at 4:15 p.m. Eastern Time on Friday, May 11, 2007 to provide an overview of the second quarter fiscal 2007 financial performance and business highlights. You are invited to listen to the conference call by dialing 1-888-665-2348 (domestic) or 1-706-643-4013 (international). Participants should call prior to the start time to allow for registration. The Conference Access Code is 5870950. An audio replay will be available by telephone through May 31, 2007. The telephone number to access the replay is 1-800-642-1687 (domestic) and 1-706-645-9291 (International). The access code will be 5870950.

ABOUT WILLIAMS CONTROLS

Williams Controls is a leading global designer and manufacturer of Electronic Throttle Control Systems (ETCs) for the heavy truck, bus and off-road markets. Williams Controls is headquartered in Portland, Oregon and employs more than 200 people worldwide at locations in North America, Europe, and Asia. For more information, visit Williams Controls website at www.wmco.com.

The statements included in this news release concerning predictions of economic performance and management's plans and objectives constitute forward-looking statements made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1934, as amended. These forward-looking statements are based on management's assumptions and projections, and are sometimes identifiable by use of the words, "expect to," "plan," "will," "believe" and words of similar predictive nature. Because management's assumptions and projections are based on anticipation of future events, you should not place undue emphasis on forward-looking statements. You should anticipate that our actual performance may vary from these projections, and variations may be material and adverse. You should not rely on forward-looking statements in evaluating an investment or prospective investment in our stock, and when reading these statements you should consider the uncertainties and risks that could cause actual results to differ materially from the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, factors detailed in the Securities and Exchange Commission filings of the Company, economic downturns affecting the operations of the Company or any of its business operations, competition, and the ability of the Company to successfully identify and implement any strategic alternatives. The forward-looking statements contained in this press release speak only as of the date hereof and the Company disclaims any intent or obligation to update these forward-looking statements.

                      Williams Controls, Inc.
     Unaudited Condensed Consolidated Statements of Operations
     (Dollars in thousands, except share and per share amounts)

                              Three       Three
                              month       month     Six month   Six month
                              period      period      period      period
                              ended       ended       ended       ended
                              3/31/07     3/31/06     3/31/07     3/31/06
                            (unaudited)(unaudited) (unaudited) (unaudited)
                            ----------  ----------  ----------  ----------
Net sales                   $   18,309  $   18,796  $   36,751  $   34,928
                            ----------  ----------  ----------  ----------
Cost of sales                   12,174      11,995      24,325      22,782
                            ----------  ----------  ----------  ----------
Gross profit                     6,135       6,801      12,426      12,146
                            ----------  ----------  ----------  ----------
Research and development
 expense                           838         814       1,668       1,662
                            ----------  ----------  ----------  ----------
Selling expense                    572         531       1,092         979
                            ----------  ----------  ----------  ----------
Administration expense           1,382       1,486       2,655       2,789
                            ----------  ----------  ----------  ----------
Realignment of operations          257          65         433         124
                            ----------  ----------  ----------  ----------
Operating income                 3,086       3,905       6,578       6,592
                            ----------  ----------  ----------  ----------
Interest income                    (25)        (13)        (61)        (40)
                            ----------  ----------  ----------  ----------
Interest expense                   209         314         467         632
                            ----------  ----------  ----------  ----------
Other income, net                 (259)       (158)       (863)       (166)
                            ----------  ----------  ----------  ----------
Income before income taxes       3,161       3,762       7,035       6,166
                            ----------  ----------  ----------  ----------
Income tax expense               1,107       1,324       2,438       2,201
                            ----------  ----------  ----------  ----------
Net income                  $    2,054  $    2,438  $    4,597  $    3,965
                            ----------  ----------  ----------  ----------
Earnings per share
 information:
Basic -
Net income per common share $     0.28  $     0.33  $     0.62  $     0.53
                            ----------  ----------  ----------  ----------
Weighted average shares
 used in per share
 calculation - basic         7,460,709   7,395,837   7,450,112   7,426,809
                            ----------  ----------  ----------  ----------
Diluted -
Net income per common share $     0.27  $     0.32  $     0.60  $     0.52
                            ----------  ----------  ----------  ----------
Weighted average shares
 used in per share
 calculation - diluted       7,735,525   7,649,434   7,718,489   7,615,156
                            ----------  ----------  ----------  ----------

                         Williams Controls, Inc.
            Unaudited Condensed Consolidated Balance Sheets
                         (Dollars in thousands)

                                                    March 31,   September
                                                       2007      30, 2006
                                                    (unaudited)(unaudited)
                                                    ----------  ----------
                       Assets
Current Assets:
   Cash and cash equivalents                        $    1,511  $    2,530
                                                    ----------  ----------
   Trade accounts receivable, net                        8,747       9,368
                                                    ----------  ----------
   Other accounts receivable                             1,415       1,231
                                                    ----------  ----------
   Inventories                                          10,456       9,918
                                                    ----------  ----------
   Deferred income taxes                                   657         657
                                                    ----------  ----------
   Prepaid expenses and other current assets               678         333
                                                    ----------  ----------
     Total current assets                               23,464      24,037
                                                    ----------  ----------

Property, plant and equipment, net                       8,857       8,457
                                                    ----------  ----------
Deferred income taxes                                    2,348       2,228
                                                    ----------  ----------
Other assets, net                                          942       1,027
                                                    ----------  ----------
     Total assets                                   $   35,611  $   35,749
                                                    ----------  ----------

       Liabilities and Stockholders' Equity
Current Liabilities:
   Accounts payable                                 $    4,290  $    6,504
                                                    ----------  ----------
   Accrued expenses                                      5,276       5,528
                                                    ----------  ----------
   Current portion of employee benefit obligations       1,827       1,669
                                                    ----------  ----------
   Current portion of long-term debt                     2,429       3,996
                                                    ----------  ----------
     Total current liabilities                          13,822      17,697
                                                    ----------  ----------

Long-term debt                                           3,643       4,544
                                                    ----------  ----------
Employee benefit obligations                             4,478       4,991
                                                    ----------  ----------
Other long-term liabilities                                265         255
                                                    ----------  ----------

Stockholders' Equity:
   Preferred stock (Series C)                                -           -
                                                    ----------  ----------
   Common stock                                             75          74
                                                    ----------  ----------
   Additional paid-in capital                           34,533      34,014
                                                    ----------  ----------
   Accumulated deficit                                 (15,817)    (20,414)
                                                    ----------  ----------
   Treasury Stock                                         (377)       (377)
                                                    ----------  ----------
   Accumulated other comprehensive loss                 (5,011)     (5,035)
                                                    ----------  ----------

     Total stockholders' equity                         13,403       8,262
                                                    ----------  ----------
     Total liabilities and stockholders' equity     $   35,611  $   35,749
                                                    ----------  ----------

CONTACT:
MIKE RUSK
FINANCIAL CONTROLLER
Telephone:  (503)684-8600